Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of Semantix, Inc. of our report dated April 4, 2022 relating to the financial statements of Semantix Tecnologia em Sistema de Informação S.A., which appears in Semantix, Inc.’s Registration Statement on Form F-1 (No. 333-267040). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

São Paulo, Brazil

January 27, 2023